EXHIBIT 99.1

Contact:

Paul Goodson
VP Investor Relations
Invitrogen Corporation
(760) 603-7208

Invitrogen Signs Agreement to Acquire Molecular Probes

Acquisition Makes Invitrogen a Leader in Labeling and Detection Technology

CARLSBAD, CA — July 2, 2003 — Invitrogen Corporation (Nasdaq: IVGN) today announced that it has signed a definitive agreement to acquire Molecular Probes, Inc. in an all cash transaction for approximately $325 million. Molecular Probes is a privately-held corporation based in Eugene, Oregon that is the leader in fluorescence-based technologies for use in labeling molecules for biological research and drug discovery. The transaction has been approved by the boards of directors of both companies and is anticipated to close, subject to regulatory review, in the third quarter of 2003. Invitrogen expects the transaction to be accretive to its pro forma earnings per share in 2003, and substantially add to pro forma 2004 earnings per share.

“Molecular Probes helps position Invitrogen as a key partner in the drug discovery and development process,” said Greg Lucier, Invitrogen’s President and CEO. “It will broaden our technology base in Proteomics, providing critical tools for discovery research and the accurate determination of protein function. In an environment where speed is critical to the success of our commercial and academic customers alike, these technologies will facilitate and enhance their research and product development efforts. Moreover, when you combine Invitrogen’s global sales network and expertise in other complementary scientific areas, we believe this acquisition creates a powerful recipe for growth.”

Molecular Probes is the world’s leader in novel fluorescent reagents for molecular and cell biology research. The company’s intellectual property portfolio includes over 150 patents and patent applications. The company has fully equipped R&D and manufacturing facilities and a highly-skilled employee base in Eugene, Oregon, as well as facilities in The Netherlands. Molecular Probes had revenues of $56 million in 2002 and is expecting revenues of $66 million in 2003. The company has a strong history of double-digit revenue growth and operating margins above 40%.

“This is an excellent transaction for Molecular Probes’ employees and will improve the dissemination of our products and technologies,” remarked Richard Haugland, founder and Chief Scientific Officer of Molecular Probes. “A key part of Invitrogen’s strategy is to keep our Eugene operations as a center of excellence going forward. And, as a leader in life sciences consumables, Invitrogen’s considerable distribution resources will accelerate the penetration of Molecular Probes’ core technologies into new markets and extend the benefits our technologies can bring to the understanding of disease processes, the diagnosis of disease and the discovery and development of new drugs that improve the human condition.”

Invitrogen Signs Agreement to Acquire Molecular Probes
July 2, 2003

“Labeling technologies are important components of both basic scientific research and drug discovery efforts,” said John Carrino, Ph.D., Invitrogen’s Vice President of Research and Development. “The combination of Molecular Probes’ fluorescence-based technologies with our enzymes, cloning systems, and protein analysis tools will provide outstanding opportunities to enhance the discovery process of academic and commercial researchers. The combination of these key labeling technologies with the biochemical and cell-based assay development expertise of our recently acquired PanVera group will further position us to be the premier supplier of solutions for drug discovery and development.”

Invitrogen will host a conference call and webcast on Wednesday, July 2 at 12 noon Eastern Time. To listen to the conference call, please dial (201) 689-8049 after 11:50 am Eastern. A replay of the call will be available until August 2, 2003 by dialing (877) 660-6853 and using account #1628, confirmation #70410 . The call will also be audio web cast on Vcall with a replay available for 7 days at http://www.vcall.com/CEPage.asp?ID=84116 You will need RealPlayer to hear the audio web cast.

About Invitrogen Corporation

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bio-production. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bio-informatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The company globally employs approximately 3,000 scientists and other professionals. For more information about Invitrogen visit the company’s web site at www.invitrogen.com.

About Molecular Probes

Founded in 1975, Molecular Probes is the leading worldwide provider of fluorescence-based detection solutions to advance scientific and biomedical research. Molecular Probes’ research-driven strategy has produced an extensive product line that includes a wide range of fluorescent probes and biochemicals for research use in cell biology, molecular biology, proteomics, immunology, biochemistry and the neurosciences. Molecular Probes’ customers include the world’s leading pharmaceutical, diagnostic and biotechnology companies, as well as academic, industrial and government laboratories around the world. The company is headquartered in Eugene, Oregon, with European offices in Leiden, The Netherlands. For more information, visit Molecular Probes’ web site at www.probes.com.

Invitrogen Signs Agreement to Acquire Molecular Probes
July 2, 2003

Safe Harbor Statement
 Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “should,” “intend,” “plan,” “positioned,” “strategy,” “outlook,” “estimate,” “project,” and “continue” or similar words. Forward-looking statements include, but are not limited to whether Invitrogen’s acquisition of Molecular Probes will: 1) be completed in the 3rd quarter of 2003; 2) be accretive to Invitrogen’s pro forma earnings per share in 2003 and substantially add to pro forma 2004 earnings; 3) broaden Invitrogen’s technology base in Proteomics and provide critical tools for discovery research and the accurate determination of protein function; 4) create a powerful recipe for growth; 5) result in revenues of $66 million in 2003; 6) improve the dissemination of Molecular Probes’ products and technologies; 7) accelerate the penetration of Molecular Probes’ core technologies into new markets and extend the benefits of Molecular Probes’ technologies; and 8) in conjunction with Invitrogen’s recent acquisition of PanVera, further position Invitrogen to be the premier supplier of solutions for drug discovery and development. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: a) regulatory delays in completing the transaction; b) Invitrogen’s success at developing new products based on Molecular Probes’ technologies; c) the effectiveness of those new technologies and Molecular Probes existing technologies at furthering scientific research and drug discovery efforts; d) Invitrogen’s success at selling Molecular Probes’ products and new products based on combinations of Invitrogen and Molecular Probes’ technologies and Invitrogen’s distribution system; e) Invitrogen’s success at retaining key employees of Molecular Probes and integrating the operations of Molecular Probes, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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